Exhibit 99.1

Contact:

Shauli Chaudhuri

Intellisync Corporation

 (408) 321-3835

shaulic@intellisync.com

Intellisync Corporation Reports Results Revenue for Fiscal 2006 First Quarter

—Fiscal 2006 Q1 Revenue 33 Percent Higher Than Same Quarter Last Year—

SAN JOSE, Calif. (12/01/05) — Intellisync Corporation (Nasdaq: SYNC), the leader in platform-independent wireless messaging and mobile software, reported results today for its fiscal 2006 first quarter, which ended October 31, 2005.

Net revenues for the first quarter were $16.3 million. This compares to net revenue of $12.3 million reported in the first quarter of fiscal 2005, and represents year-over-year revenue growth of 33 percent for the first fiscal quarter.  Total gross margin as a percent of revenues was 82.3 percent.

On a GAAP basis, net loss in the first quarter of fiscal 2006 was $8.0 million or ($0.12) per share.  This compared with a net loss of $3.5 million or ($0.05) per share for the first quarter of fiscal 2005. On a non-GAAP basis in the first quarter of fiscal 2006, Intellisync reported a net loss of $2.7 million or ($0.04) per share compared to a net loss of $1.4 million or ($0.02) per share in the first quarter of fiscal 2005. The results for Q1 fiscal 2006 include the impact of our adoption of Statement of Financial Accounting Standards (SFAS) No. 123R which requires us to begin recognizing compensation cost relating to share-based payment transactions in our Statement of Operations. The adoption of this accounting standard resulted in additional expense of $2.2 million in Q1 fiscal 2006 or ($0.03) per share. A table reconciling the non-GAAP financial measure to the appropriate GAAP [Generally Accepted Accounting Principles] measure is included in the condensed consolidated financial statements attached to this release.

“We had another strong quarter in Q1 fiscal 2006 with our overall revenue continuing to grow and improve in both predictability and quality,” said Woodson ‘Woody’ Hobbs, chief executive officer of Intellisync. “We recently announced a number of significant developments including a platform deal with Novell and a definitive agreement to merge with Nokia. The pending merger with Nokia and the fact that Intellisync was recently selected to provide real-time wireless push email and Personal Information Management (PIM) for Novell® GroupWise® customers worldwide, are testaments to the strength of our product portfolio and brand leadership in the wireless messaging space. We continue to be committed to delivering on the mobility needs of wireless carriers, enterprises and mobile professionals all over the world,” he added.

FISCAL 2006 FIRST QUARTER HIGHLIGHTS

•                      Intellisync was selected to provide real-time wireless push email and Personal Information Management (PIM) for Novell® GroupWise® customers worldwide.

•                      Carrier win announcements included Cantv Movilnet, the largest wireless carrier in Venezuela, Orange Slovakia, WIND and Brasil Telecom.

•                      On the product front, Intellisync launched the first open mobile unified messaging platform enabling “Office On Your Phone”™. Intellisync also launched Infobots, one-touch mobile device access to enterprise applications, and ‘always-on’ mobile instant messaging for Symbian OS smartphones.  Device support announcements included support for the Nokia 9300 Smartphone and 9500 Communicator, and for Dopod 900, the world’s first 3G device on Windows Mobile 5.0.

•                      On the marketing front, Intellisync continued to win industry awards and recognition.  Intellisync was awarded Frost & Sullivan’s 2005 Mobile Software Product Innovation award, and was named as the only Challenger vendor to RIM in Gartner’s Magic Quadrant for Enterprise Wireless Email.

CONFERENCE CALL INFORMATION

Intellisync has scheduled a conference call today to discuss its earnings for the first quarter at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time.

Teleconference Dial-In Details — December 01 — 5:00 p.m. Eastern Time:

Domestic: 1-877-692-2086

International: 1-973-582-2749

Conference ID No. 6725736

Replay Details:

Domestic: 1-877-519-4471

International: 1-973-341-3080

Details available at: http://www.intellisync.com/investors

Intellisync Corporation will provide information pertaining to its first quarter financial results, as well as the forward guidance, on the Web at www.intellisync.com/investors/Q106. This information will be available prior to today's conference call.

About Intellisync

Intellisync Corporation (Nasdaq: SYNC), the leader in platform-independent wireless messaging and mobile software, develops and markets carrier-grade and enterprise-class wireless email and mobile platforms to large enterprises, mobile operators, software providers and device manufacturers. Intellisync has won the mobility industry’s top awards by providing seamless synchronization, secure wireless email, device control and mobility management software that connects nearly every device, data source and application available. Some of the largest global corporations and carriers have selected Intellisync as their mobility solution standard.  For more information, please visit www.intellisync.com

LEGAL DISCLOSURE

The forward-looking statements above in this news release, including but not limited to statements related to the Company’s ability to continue to grow and improve revenue in both predictability and quality, the Company’s ability to deliver on the mobility needs of wireless carriers and enterprises all over the world, the pending merger with Nokia, and the future growth of the Company, are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially include uncertainties related to the effect of continued weakness of general economic factors on the overall demand for our products and services, the seasonality of the Company’s business, the rejection of the merger with Nokia by the Intellisync stockholders, the failure to receive regulatory approval for the merger, margin erosion, market shrinkage, economic uncertainty related to terrorism, the conflict in the Middle East, the overall condition of the global economies, the timely introduction, availability and acceptance of new products, professional services and upgrades, the impact of competitive products and pricing, market acceptance of Intellisync’s products, as well as additional risk factors, as discussed in the “Risk Factors” section of Intellisync Corporation’s Annual Report on Form 10-K for the year ended July 31, 2005 and Intellisync’s quarterly reports filed from time to time with the U.S. Securities and Exchange Commission. Intellisync disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Intellisync and the Intellisync logo are trademarks of Intellisync Corporation that may be registered in certain jurisdictions. All other trademarks are the property of their respective owners.

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INTELLISYNC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED OCTOBER 31,
	2005	2004
Revenue
License	$10,265	$7,825
Services	6,080	4,477
Total revenue	16,345	12,302

Cost and operating expenses:
Cost of revenue	2,898	2,357
Amortization of purchased technology	1,257	1,156
Research and development	4,382	3,332
Sales and marketing	7,729	5,623
General and administrative	3,598	2,061
Amortization of other intangible assets	1,048	1,046
Non-cash stock compensation (recovery)	2,231	(65)
Other charges	606	—
Total cost and operating expenses	23,749	15,510

Operating loss	(7,404)	(3,208)
Other expense, net	(503)	(183)
Loss before income taxes	(7,907)	(3,391)
Provision for income taxes	(107)	(115)
Net loss	$(8,014)	$(3,506)

Net loss per share:
Basic and diluted	$(0.12)	$(0.05)
Shares used in per share calculation:
Basic and diluted	66,981	64,418

Supplemental non-GAAP information (1):

Net loss	$(8,014)	$(3,506)

Amortization of purchased technology	1,257	1,156
Amortization of other intangible assets	1,048	1,046
Non-cash stock compensation (recovery)	2,231	(65)
Other charges (2)	814	—
Non-GAAP loss	$(2,664)	$(1,369)

Non-GAAP net loss per share:
Basic and diluted	$(0.04)	$(0.02)
Shares used in per share calculation:
Basic and diluted	66,981	64,418

(1)     A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company’s financial statements.  Non-GAAP income or loss is used by investors and analysts of Intellisync Corporation (the “Company”) as an alternative to GAAP measures when evaluating the Company’s performance in comparison to other companies.  The Company’s management believes that the presentation of non-GAAP income or loss, excluding amortization of intangible assets, non-cash stock compensation and other special charges, provide useful information regarding the Company’s financial performance and earnings potential by calculating and quantifying the effect of certain charges on income or loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company’s operating business.  Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods.  The above non-GAAP information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

(2)     Includes $208,000 facilities costs classified as a general and administrative expense.

INTELLISYNC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per common share data)

(Unaudited)

	OCTOBER 31,	JULY 31,
	2005	2005
ASSETS
Current assets:
Cash and cash equivalents	$19,246	$19,533
Short-term investments	16,448	19,319
Accounts receivable, net	14,122	13,682
Inventories, net	41	46
Other current assets	2,632	3,190
Total current assets	52,489	55,770
Property and equipment, net	3,517	3,028
Goodwill, net	68,494	68,474
Other intangible assets, net	23,647	25,946
Restricted cash	4,891	4,306
Other assets	3,099	3,269
TOTAL ASSETS	$156,137	$160,793

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,295	$2,584
Accrued liabilities	7,411	7,569
Current portion of obligations under capital lease	154	153
Deferred revenue	7,608	7,396
Total current liabilities	17,468	17,702

Obligations under capital lease	173	206
Long-term deferred revenue	614	228
Convertible senior notes	56,963	57,531
Other liabilities	3,457	2,915
Total liabilities	78,675	78,582

Stockholders’ equity:
Common stock, $0.001 par value; 160,000 shares authorized; 67,281 and 66,639 shares issued and outstanding at October 31, 2005 and July 31, 2005, respectively	67	67
Additional paid-in capital	230,280	227,014
Accumulated deficit	(152,544)	(144,530)
Other comprehensive loss	(341)	(340)
Total stockholders’ equity	77,462	82,211
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$156,137	$160,793